EXHIBIT 23b
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Brunswick Technologies Inc. on Form S-8 of our report dated February 28, 1997, on our audits of the consolidated financial statements of Brunswick Technologies Inc. as of December 31, 1996 and 1995, and for the years then ended which report is incorporated by reference in the Company's Annual Report on Form 10-K.

                                   /s/ Coopers & Lybrand L.L.P.
Portland, Maine
September 29, 1997